Exhibit 99.1

NEWS RELEASE

Contacts:

Leslie S. Magee

Chief Financial Officer

225-298-5261

lmagee@he-equipment.com

Kevin S. Inda

Vice President of Investor Relations

kinda@he-equipment.com

H&E EQUIPMENT SERVICES, INC. PROVIDES UPDATE REGARDING NEFF CORPORATION

BATON ROUGE, Louisiana — (August 16, 2017) — H&E Equipment Services, Inc. (NASDAQ: HEES) (the “Company” or “H&E”) today announced that it has notified Neff Corporation (“Neff”) that it does not intend to submit a revised proposal for the acquisition of Neff, which will permit Neff to terminate H&E’s previously announced merger agreement with Neff.

In connection with that determination, John Engquist, CEO of H&E, stated that, “We will remain disciplined on the price that we pay for assets.  We intend instead to pursue an accelerated strategy of greenfield expansion and opportunistic roll-up acquisitions which we believe will be a higher and better use for our resources.”

As previously announced, on July 14, 2017, H&E and Neff entered into a merger agreement pursuant to which H&E agreed to acquire Neff for $21.07 per share, subject to certain downward adjustments.  On August 13, 2017, Neff notified H&E that it had received a superior acquisition proposal from a strategic bidder to acquire Neff for $25.00 per share, and that Neff intends to terminate the merger agreement to enter into an agreement for such acquisition proposal.  Prior to terminating the merger agreement Neff was required to negotiate in good faith with H&E for five business days. H&E has waived this period.

Under the merger agreement, Neff is required to pay a termination fee of approximately $13.2 million to H&E if Neff terminates the merger agreement to enter into an agreement for such acquisition proposal.

Forward-Looking Statements

Statements contained in this press release that are not historical facts, including statements about H&E’s beliefs and expectations, are “forward-looking statements” within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations are forward-looking statements. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend”, “foresee” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: (1) general economic conditions and construction and industrial activity in the markets where we operate in North America; (2) our ability to forecast trends in our business accurately, and the impact of economic downturns and economic uncertainty in the markets we serve; (3) the impact of conditions in the global credit and commodity markets and their effect on construction spending and the economy in general; (4) relationships with equipment suppliers; (5) increased maintenance and repair costs as we age our fleet and decreases in our equipment’s residual value; (6) our indebtedness; (7) risks associated with the expansion of our business and any potential acquisitions we may make, including any related capital expenditures; (8) our possible inability to integrate any businesses we acquire; (9) competitive pressures; (10) security breaches and other disruptions in our information technology systems; (11) adverse weather events or natural disasters; (12) compliance with laws and regulations, including those relating to environmental matters and corporate governance matters; (13) the impact of this announcement or the termination of the merger agreement with Neff on our stock price and our business; and (14) other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release. These statements are based on the current beliefs and assumptions of H&E’s management, which in turn are based on currently available information and important, underlying assumptions. H&E is under no obligation to publicly update or revise any forward-looking statements after this press release, whether as a result of any new information, future events or otherwise. Investors, potential investors, security holders and other readers are urged to consider the above mentioned factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.